Bullfrog Gold Corp.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

September 30, 2020 and December 31, 2019

(Unaudited)

BULLFROG GOLD CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2020

(Unaudited)

	Bullfrog Gold Corp.	The Company Assets of Bullfrog Mines, LLC	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Assets
Current assets
Cash and cash equivalents	$472,782	$-	$-		$472,782
Prepaids	41,998	-	-		41,998
Deposits	116,783	-	-		116,783
Total current assets	631,563	-	-		631,563

Other assets
Mineral properties	210,425	-	9,473,511	5(a)	9,683,936
Total assets	$841,988	$-	$9,473,511		$10,315,499

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$19,914	$-	$63,658	5(b)	$83,572
Related party payable	614,854	-	-		614,854
Total current liabilities	634,768	-	63,658		698,426

Long-term liabilities
Warrant liability	900,910	-	-		900,910
Note payable	20,833	-	-		20,833
Asset retirement obligation	-	1,205,827	(138,854)	5(b)	1,066,973
Total long-term liabilities	921,743	1,205,827	(138,854)		1,988,716

Total liabilities	1,556,511	1,205,827	(75,196)		2,687,142

Stockholders' deficit
Preferred stock, $.0001 par value	1,923	-	-		1,923
Common stock, $.0001 par value	16,123	-	5,460	4	21,583
Additional paid in capital	13,021,356	-	8,337,420	4	21,358,776
Accumulated deficit	(13,753,925)	(1,205,827)	1,205,827	4	(13,753,925)
Total stockholders' deficit	(714,523)	(1,205,827)	9,548,707		7,628,357
Total liabilities and stockholders' deficit	$841,988	$-	$9,473,511		$10,315,499

See accompanying notes to unaudited pro forma condensed combined financial statements.

BULLFROG GOLD CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(Unaudited)

	Bullfrog Gold Corp.	The Company Assets of Bullfrog Mines, LLC	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Operating expenses
General and administrative	$1,023,005	$3,877	$-		$1,026,882
Lease expense	16,000	-	-		16,000
Exploration, evaluation and project expense	504,034	-	-		504,034
Reclamation costs	-	28,259	-		28,259
Accretion	-	28,558	(3,121)	5(c)	25,437
Settlement gains	-	(5,520)	-		(5,520)
Increase in estimate on asset retirement obligation	-	-	-		-
Total operating expenses	1,543,039	55,174	(3,121)		1,595,092

Net operating loss	(1,543,039)	(55,174)	3,121		(1,595,092)

Interest expense	(59,675)	-	-		(59,675)
Revaluation of warrant liability	(484,922)	-	-		(484,922)

Net loss	$(2,087,636)	$(55,174)	$3,121		$(2,139,689)

Weighted average common shares outstanding
Basic and diluted	156,039,864		54,600,000	6	210,639,864

Loss per common share
Basic and diluted	$(0.01)			6	$(0.01)

See accompanying notes to unaudited pro forma condensed combined financial statements.

BULLFROG GOLD CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(Unaudited)

	Bullfrog Gold Corp.	The Company Assets of Bullfrog Mines, LLC	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Operating expenses
General and administrative	$1,293,208	$4,181	$-		$1,297,389
Lease expense	16,000	-	-		16,000
Exploration, evaluation and project expense	215,014	-	-		215,014
Reclamation costs	-	27,430	-		27,430
Accretion	-	42,227	(7,480)	5(c)	34,747
Settlement gains	-	(6,203)	-		(6,203)
Increase in estimate on asset retirement obligation	-	52,009	-		52,009
Total operating expenses	1,524,222	119,644	(7,480)		1,636,386

Net operating loss	(1,524,222)	(119,644)	7,480		(1,636,386)

Interest expense	(71,702)	-	-		(71,702)

Net loss	$(1,595,924)	$(119,644)	$7,480		$(1,708,088)

Weighted average common shares outstanding
Basic and diluted	126,426,238		54,600,000	6	181,026,238

Loss per common share
Basic and diluted	$(0.01)	4,181	-	6	$(0.01)

See accompanying notes to unaudited pro forma condensed combined financial statements.

BULLFROG GOLD CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND THE YEAR ENDED DECEMBER 31, 2019

(Unaudited)

1.BASIS OF PRESENTATION

These unaudited pro forma condensed combined financial statements were prepared in accordance with Article 8-05 of Regulation S-X to illustrate the pro forma effects of the October 26, 2020 transaction between Bullfrog Gold Corp. (the "Company") and Bullfrog Mines, LLC  (“BMLLC”) whereby Bullfrog Gold Corp. acquired all of the issued and outstanding membership units of BMLLC (the "Transaction").   The accompanying special purpose financial statements of The Company Assets of BMLLC and these pro forma financial statements have been provided pursuant to provisions under Regulation S-X related to acquired businesses, applying the presumption that the acquisition of a legal entity represents a business for such purposes.

The unaudited pro forma combined balance sheet as of September 30, 2020 combines the historical unaudited consolidated balance sheet of the Company and the special purpose financial statement of assets acquired and liabilities assumed of The Company Assets of BMLLC as of such date, giving effect to (i) the Transaction as if it had taken place on September 30, 2020 and (ii) the assumptions and adjustments described in the accompanying notes to these unaudited pro forma financial statements.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of the Company and the historical special purpose statements of direct expenses associated with The Company Assets of Bullfrog Mines, LLC for such periods, giving effect to (i) the Transaction as if it had taken place on January 1, 2019 and (ii) the assumptions and adjustments described in the accompanying notes to these unaudited pro forma financial statements.

The historical special purpose financial statements of The Company Assets of Bullfrog Mines, LLC do not constitute complete consolidated financial statements in accordance with United States generally accepted accounting principles and, by their nature, exclude certain historical operating and other expenses.  The historical special purpose financial statements are based upon the Membership Interest Purchase Agreement pursuant to which the Company purchased the outstanding membership units of BMLLC and relief from Article 8-04 of Regulation S-X obtained by the Company from the Staff of the Securities and Exchange Commission. The unaudited pro forma combined financial statements are not intended to reflect the financial performance or the financial position of the Company which would have resulted had the Transaction been effected on the dates indicated in the pro forma assumptions.

The pro forma combined financial statements are based on a preliminary estimate of the purchase consideration and fair value allocation to the acquired assets and assumed liabilities.   Actual amounts recorded upon completion of the final purchase price allocation will differ from amounts used in these unaudited pro forma combined financial statements and such differences could be material.

Any potential synergies that may be realized, integration costs that may be incurred subsequent to the completion of the Transaction or other non-recurring charges have been excluded from the unaudited pro forma financial information. The pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

These pro forma combined financial statements do not include the effects of a concurrent financing transaction pursuant to which the Company sold an aggregate of 110 million units for an aggregate purchase price of $22 million Canadian dollars (“C$”) to Augusta Investments Inc. (“Augusta”) and investors identified by Augusta as such proceeds were not used to finance the acquisition.   As a result of

closing the Transaction, the Company was obligated to pay a fee of C$1.2 million to Fort Capital Partners, an unrelated party.

These pro forma combined financial statements do not include the effects of the Company’s proposed reverse stock split (“Share Consolidation”) and proposed name change as discussed further on the Information Statement on Form Schedule 14C Information filed with the Securities and Exchange Commission on January 4, 2020. These measures have been approved by the Board of Directors and a majority of the Company’s shareholders and are not subject to further shareholder approval.  The Share Consolidation remains subject to regulatory approval, including the Canadian Securities Exchange and the Financial Industry Regulatory Authority Inc. The Share Consolidation is proposed to exchange one new share of common stock of the Company for every six existing shares of common stock of the Company.  The Company anticipates the Share Consolidation and name change will take effect on or about January 26, 2021, subsequent to the filing of this Form 8-K/A.

2.SIGNIFICANT ACCOUNTING POLICIES

The accounting policies used in preparing these unaudited pro forma combined financial statements are set out in the Company's audited consolidated financial statements for the year ended December 31, 2019. In preparing the unaudited pro forma combined financial statements, a preliminary review was undertaken to identify any accounting policy differences between the accounting policies used in the special purpose financial statements of The Company Assets of BMLLC and those of the Company where the impact was potentially material and could be reasonably estimated, with the Company identifying no such differences.    Certain assets, liabilities and expenses reflected in the special purpose financial statements of The Company Assets of BMLLC have been reclassified to conform to the Company's consolidated financial statement presentation.

3.DESCRIPTION OF THE TRANSACTION

Under the terms of the Transaction, the Company aggregate consideration to BMLLC unitholders including the following:

•54,600,000 units of the Company, with each unit consisting of one share of common stock and one four-year warrant (the “Warrant”) to purchase one share of common stock at an exercise price of C$0.30,

•A 2% net smelter returns royalty granted on all minerals produced from the Patented Claims and the Unpatented Claims (each as defined in the membership interest purchase agreement);

•Indemnification to the Barrick Parties pursuit to an indemnity deed, dated October 26, 2020 between the Company, the sellers and BMLLC; and

•Certain investor rights, including anti-dilution rights, pursuant to the investor rights agreement dated October 26, 2020, by and among the Company, Augusta, and the sellers.

4.PURCHASE PRICE ALLOCATION

Management has preliminarily determined that, notwithstanding the acquisition of the outstanding units of BMLLC results legally in the acquisition of an entity, the Transaction does not constitute a business combination in accordance with ASC 805, which defines a business as an integrated set of activities and assets capable of being conducted and managed for the purposes of providing a return to investors or other participants and that a business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs.     Management has determined that the acquired assets do not contain processes sufficient to constitute a business in accordance with ASC 805. Accordingly, these pro forma combined financial statements have been prepared on the basis that the Transaction represents the acquisition of assets in exchange for the assumption of liabilities and the issuance of share-based payments.  As a result, the consideration is measured based on the cost accumulation model and allocated to the acquired assets on the basis of relative fair value, with no resulting goodwill or bargain purchase gain being recognized.  Share-based payments issued in conjunction with the Transaction are valued based on the fair value of the consideration issued, measured at the grant date in accordance with ASC 718.

As of the date of this Form 8-K/A, the Company has not completed its accounting for the Transaction, which is being undertaken in conjunction with the Company’s preparation of its consolidated financial statements as at and for the year ended December 31, 2020. As a result, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing this unaudited pro forma financial information. The Company has estimated the fair value of the share-based consideration and liabilities assumed based on preliminary valuation information, due diligence, and the special purpose financial statements representing The Company Assets of BMLLC.

The final purchase price allocation may be materially different than that reflected in the preliminary purchase price assumptions presented below. The purchase consideration and the allocation of the purchase price to the assets acquired are presented below.

Consideration:

Grant date fair value of 54,600,000 units issued(1)	$8,342,880
Assumption of liabilities(2)
Accounts payable and accrued liabilities	63,658
Asset retirement obligation, less current portion	1,066,973
$9,473,511

1)The fair value of Company units issued was determined based on the fair value of units using a grant date fair value of $0.1528 per unit (C$0.20 converted at a grant date exchange rate of 0.764 per US dollar), as observable in an investor subscription of identical units entered into on the grant date of September 7, 2020 and consummated concurrently with the closing of the Transaction on October 26, 2020.

2)The fair value of assumed liabilities at October 26, 2020 is subject to finalization and has been estimated on the basis of liabilities at September 30, 2020.

Allocation of value of net assets acquired:
Mineral properties	$9,473,511

5.PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma combined statements of income reflect the following assumptions and adjustments to give effect to the asset acquisition, as if the Transaction had occurred on January 1, 2019 and the fair value adjustments reflected in Note 4 had affected the periods presented.

As of the date of these pro forma financial statements, the Company is not aware of any additional reclassifications that would have a material impact on the unaudited pro forma financial information and are not reflected in the pro forma adjustments. Assumptions and adjustments made are as follows:

a)The increase to mineral properties represents the relative fair value ascribed to the Patented and Unpatented Claims and associated land package.  The mineral property acquired is net of the net smelter return retained by the sellers.

b)The decrease to the asset retirement obligation is the result of adjusting the assumed asset retirement obligation to fair value and reclassification of the current portion to current liabilities.

c)The decrease to accretion is the result of valuing the asset retirement obligation at a current discount rate.

d)The pro forma financial statements assume no difference between the book value of acquired assets net of liabilities assumed and the associated tax basis of the acquired assets net of liabilities assumed.

6.PRO FORMA LOSS PER COMMON SHARE

Pro forma basic and diluted loss per common share for the nine months ended September 30, 2020 and the year ended December 31, 2019 has been calculated based on actual weighted average number of the Company’s common shares outstanding for the respective periods; as well as the number of shares issued in connection with the Transaction as if such shares had been outstanding since January 1, 2019.